Table of Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS		1
	1.1	Intention of the Parties	1
	1.2	Definitions	1

2.	THE SECURITIES LENDING SERVICES		5
	2.1	Appointment; Authority	5
	2.2	Loans	5
	2.3	Borrowers	6
	2.4	Receipt of Collateral; Collateral Substitution	7
	2.5	Mark to Market Procedures	7
	2.6	Investment of Cash Collateral	8
	2.7	Distributions	9
	2.8	Voting Rights; Dividend Reinvestment Plans	10
	2.9	Sale of a Security on Loan	11
	2.10	Recordkeeping; Access to J.P. Morgan’s Records	11
	2.11	Statements of Account	12
	2.12	Notifications	12
	2.13	Change Control	12

3.	OBLIGATIONS OF J.P. MORGAN IN THE CASE OF BORROWER DEFAULT		12
	3.1	Default by Borrower with respect to Securities on Loan	12
	3.2	Indemnification of Lender in Respect of Securities	13
	3.3	Application of Collateral/Assignment of Rights	14

4.	INSTRUCTIONS		14
	4.1	Acting on Instructions; Method of Instruction and Unclear Instructions	14
	4.2	Verification and Security Procedures	15
	4.3	Instructions; Contrary to Law/Market Practice	15
	4.4	Cut-Off Times	15
	4.5	Electronic Access	16

5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN		16
	5.1	Fees and Expenses	16
	5.2	Overdrafts	17
	5.3	J.P. Morgan’s Right Over Securities; Set-off	17

6.	ADDITIONAL PROVISIONS RELATING TO THE PARTIES		18
	6.1	Representations of Lender and J.P. Morgan	18
	6.2	Lender to Provide Certain Information to J.P. Morgan	19

7.	WHEN J.P.MORGAN IS LIABLE TO LENDER		19
	7.1	Standard of Care; Liability	19
	7.2	Force Majeure	20
	7.3	J.P. Morgan May Consult With Counsel	21
	7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result	21
	7.5	Responsibility for Certain Third Parties	22
	7.6	Service Locations	22

8.	TAXATION		22
	8.1	Tax Filings	22
	8.2	Tax Treatment	23

9.	TERMINATION		23

	9.1	Term and Termination	23
	9.2	Exit Procedure	24

10.	MISCELLANEOUS		24
	10.1	Notifications	24
	10.2	Successors and Assigns	24
	10.3	Interpretation	24
	10.4	Entire Agreement	24
	10.5	Insurance	25
	10.6	Governing Law and Jurisdiction	25
	10.7	Severability; Waiver; and Survival	25
	10.8	Confidentiality	26
	10.9	Counterparts	27
	10.10	No Third Party Beneficiaries	27
SCHEDULE 1 Investment Guidelines (Non-ERISA)			30
SCHEDULE 2 Approved Borrowers			31
SCHEDULE 3 Eligible Collateral			32
SCHEDULE 4 Lender Accounts and Markets			35
SCHEDULE 5 Persons Authorized To Give Instructions			40
SCHEDULE 6A Form of Master Securities Lending Agreement (US Borrowers)			41
SCHEDULE 6B Form of Master Securities Lending Agreement (non-US Borrowers )			42
SCHEDULE 7 Cut-off Times			43
SCHEDULE 8 Electronic Access			44

2

SECURITIES LENDING AGREEMENT

This Agreement, dated             , 2016, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at 4 New York Plaza, 12th Floor, New York, N.Y. 10004; and each AXA investment company identified on Annex A hereto, as such Annex may be amended from time to time, in each case acting solely with respect to its series identified on Annex A, severally and not jointly (each such series, a “Lender”), each such Lender having a place of business at 1290 Avenue of the Americas, New York, New York 10104.

For the avoidance of doubt, the parties acknowledge and agree that this contractual format is for the sole purpose of administrative convenience and all provisions of this Agreement shall apply separately as between each Lender and J.P. Morgan as if each such Lender were a party to a separate agreement with J.P. Morgan in all respects identical with this Agreement.

1.	INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties

This Agreement sets out the terms on which J.P. Morgan will provide securities lending services to Lender. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement.

1.2	Definitions

As used herein, the following terms have the meanings hereinafter stated.

“Affiliate” with respect to a party means an entity controlling, controlled by, or under common control with, that party.

“Applicable Law” means any applicable statute, treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Investment” means any type of instrument, security, participation or other property in which Cash Collateral may be invested or reinvested, as described in Section 2.6 of this Agreement and Schedule 1 to this Agreement (and as that Schedule may be amended from time to time by written agreement of the parties) and any instrument .

“Authorized Person” means any person who has been designated by written notice from Lender in the form of Schedule 5 to this Agreement to act on behalf of Lender under this Agreement. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Lender (or its agent) that any such person is no longer an Authorized Person.

“AutoCredit” has the meaning set forth in Section 2.7(a) of this Agreement.

“Borrower” means an entity listed on Schedule 2 to this Agreement other than an entity which J.P. Morgan shall have been instructed to delete from such list in accordance with Instructions and as such Schedule may be amended in accordance with Section 2.3 of this Agreement.

“Business Day” shall have the meaning assigned in the applicable MSLA, including any applicable Addendum or Exhibit to the applicable MSLA and shall, include, as applicable, a New York Business Day and a Foreign Business Day as defined in the applicable MSLA.

“Cash Collateral” means those currencies permitted under Schedule 3 to be accepted as Cash Collateral as may be pledged by a Borrower in connection with a particular Loan.

“Collateral” means the types of collateral acceptable to Lender as set forth in Schedule 3 to this Agreement, together with Cash Collateral.

“Collateral Account” means, as the case may be, an account or accounts maintained by J.P. Morgan with its global custody business, with any Securities Depository or with any Tri-party Institution and designated by Lender as a Collateral Account for the purpose of holding Collateral, Authorized Investments, or proceeds of any of them (as the case may be) in connection with Loans under this Agreement.

“Collateral Requirement” with respect to a given Security shall be an amount equal to the then applicable percentage of the Market Value of the applicable Security as set forth in Appendix A to Schedule 3, as that Appendix may be amended from time to time by J.P. Morgan in accordance with Section 2.5(d).

“Confidential Information” means and includes all non public information concerning Lender, the Lending Accounts or the Collateral Accounts which J.P. Morgan receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is already in possession of J.P. Morgan prior to disclosure by Lender, information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement, information developed by J.P. Morgan independent of any information provided by Lender pursuant to this Agreement or information which J.P. Morgan obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Custody Agreement” means the agreement between J.P. Morgan and Lender, which provides, inter alia, for the safekeeping of Securities received by J.P. Morgan from time to time on behalf of Lender, as that agreement may be amended from time to time.

“Cut-off Time” has the meaning set forth in Section 4.4 of this Agreement.

“Distributions” means all interest, dividends and other distributions (including, but not limited to, payments made by the depositary in connection with American Depositary Receipts and Global Depositary Receipts) made by the issuer with respect to Securities subject to Loans.

“Dollars” means U.S. dollars.

“Event of Default” has the meaning set forth in the applicable MSLA.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“Investment Guidelines” has the meaning set forth in Section 2.6(a) of this Agreement.

“J.P. Morgan Indemnitees” means J.P. Morgan and its nominees, directors, officers, employees and agents.

“Lending Account” means each of the Securities Accounts set forth in Schedule 4, as that Schedule may be modified from time to time by agreement of the parties.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on J.P. Morgan’s income) or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Loan” means a loan of Securities under this Agreement and under the applicable MSLA.

“Loan Fee” means the amount payable by a Borrower to J.P. Morgan under the applicable MSLA in connection with Loans collateralized by Collateral other than by Cash Collateral.

“Market Value” means the value in accordance with the applicable MSLA as reasonably determined by J.P. Morgan, including the computation of Dollar equivalents where Securities on Loan and/or Collateral (and proceeds of Collateral) are denominated in a currency other than Dollars; and in the case of fixed income Securities, include any accrued but unpaid interest thereon. In the case of Cash Collateral, “Market Value” means the value of the cash delivered by Borrower. “Market Value” shall be determined as of the close of trading on the preceding Business Day.

“Master Repurchase Agreement” means a master repurchase agreement between J.P. Morgan and a counterparty, under which J.P. Morgan acts as agent in connection with Repurchase Agreement Transactions between the Lender, as repo buyer, and the counterparty, as repo seller.

“MRA Market Value” means “Market Value” as defined in the Master Repurchase Agreement.

“MSLA” means a master securities lending agreement or securities borrowing agreement between J.P. Morgan and a Borrower, under which J.P. Morgan lends Securities on behalf of its customers (including Lender) from time to time. A copy of J.P. Morgan’s standard forms of MSLA, including (as applicable) the international addendum to the MSLA, are annexed to this Agreement (i) as Schedule 6A in the case of Borrowers located in the United States, and (ii) as Schedule 6B in the case of Borrowers located outside the United States. (The location of each Borrower is indicated in Schedule 2.)

“Purchased Securities” has the meaning set forth in the Master Repurchase Agreement and shall be limited to the securities identified on Appendix B to the Investment Guidelines.

“Rebate” means the amount payable by J.P. Morgan on behalf of Lender to a Borrower (or, in the case of a negative rebate, the amount payable by Borrower to J.P. Morgan on behalf of Lender) in connection with Loans collateralized by Cash Collateral, which shall be a percentage of the Cash Collateral as agreed by Borrower and J.P. Morgan.

“Repo Event of Default” means the events of default set forth in the Master Repurchase Agreement.

“Repurchase Agreement Transaction” means each individual investment of Cash Collateral by the Lender in a transaction with the counterparty subject to the Master Repurchase Agreement, including the without limitation, the repurchase price and the price differential paid thereon.

“Return Date” has the meaning assigned in Section 3.2(a) of this Agreement.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets.

“Securities Account” means each of the securities accounts established and maintained by J.P. Morgan on behalf of Lender under the Custody Agreement.

“Securities Depository” means any securities depository, dematerialized book entry system or similar system for the central handling of Securities, whether or not acting in that capacity. The term Securities Depository shall include any subcustodian network utilized by the Securities Depository.

“Security Procedure” means a security procedure to be followed by Lender upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time with respect to the services set forth in the Custody Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Lender acknowledges that the Security Procedure is designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Lender through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Term Loan” has the meaning set forth in Section 2.2(c) of this Agreement.

“Tri-party Agreement” means an agreement among J.P. Morgan, a financial institution acting as tri-party custodian, and a particular Borrower providing, among other things, for the holding of Collateral in a Collateral Account at the financial institution in J.P. Morgan’s name on behalf of J.P. Morgan’s lending customers and for the substitution of Collateral.

“Tri-party Institution” means a financial institution (which may be J.P. Morgan acting in a separate capacity) with which J.P. Morgan shall have entered a Tri-party Agreement.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.	THE SECURITIES LENDING SERVICES

2.1	Appointment; Authority

(a)

Lender hereby appoints J.P. Morgan as its agent to lend Securities in each of the Lending Accounts on Lender’s behalf to Borrowers from time to time in accordance with the terms of this Agreement and on such terms and conditions and at such times as J.P. Morgan shall determine. J.P. Morgan hereby accepts appointment as such agent.

(b)

Lender hereby authorizes and empowers J.P. Morgan to execute in Lender’s name and on its behalf and at its risk all agreements and documents as may be necessary to carry out any of the powers herein granted to J.P. Morgan. In this regard, Lender hereby acknowledges receipt of the forms of MSLA and authorizes J.P. Morgan to lend Securities in the Lending Accounts to Borrowers under agreements substantially in the forms of the MSLA; it being understood and agreed, however, that J.P. Morgan shall notify Lender of any material change to the MSLA entered into with any Borrower. J.P. Morgan may exercise all rights and powers provided under any MSLA as may be incidental to that MSLA.

2.2	Loans

(a)

From time to time, J.P. Morgan may lend to Borrowers Securities held in the Lending Accounts and shall deliver such Securities against receipt of Collateral in accordance with the applicable MSLA. Except as limited by the limitations specified on Schedule 4, all Securities of Lender held in custody by J.P. Morgan in the Lending Accounts listed on such Schedule 4 that are issued, settled or traded in the markets listed on such Schedule 4 to this Agreement may be lent to

Borrowers from time to time without the consent of any Authorized Person, provided, however that Lender may, through notice to J.P. Morgan (in its capacity as lending agent hereunder), limit or suspend J.P. Morgan’s lending authority for Securities of a certain issuer, issue, class and/or quantity in the Lending Accounts. The identity of Lender shall be made available to Borrower in connection with each Loan. J.P. Morgan may suspend lending activity in one or more markets from time to time if it determines that lending in those markets is impracticable or uneconomical to Borrower and/or J.P. Morgan.

(b)

J.P. Morgan shall seek to assure that Lender receives a fair allocation of lending opportunities vis-à-vis other lenders, taking into account the demand for and availability of Securities, types of Collateral, eligibility of Borrowers, Borrower’s requested Rebate rate, limitations on investments of Cash Collateral, tax treatment, and similar commercial factors.

(c)

Loans shall generally be terminable on demand. With the prior written approval of Lender, however, Loans may be made on the basis of a specified termination date (each a “Term Loan”), with or without providing for the right of Lender to terminate or substitute equivalent Securities.

(d)

J.P. Morgan shall terminate any Loan of Securities to a Borrower as soon as practicable after: (i) receipt by J.P. Morgan of a notice of termination of the respective MSLA by the Borrower; (ii) receipt by J.P. Morgan of Instructions directing it to terminate a Loan; (iii) receipt by J.P. Morgan of Instructions instructing it to delete from Schedule 2 the Borrower to which such Loan was made; (iv) receipt by J.P. Morgan of Instructions advising that the Security subject to a Loan is no longer subject to the representations contained in Section 6.1 of this Agreement; (v) receipt by J.P. Morgan of notice advising that an Event of Default has occurred and is continuing beyond any grace period that may be afforded by J.P. Morgan; (vi) J.P. Morgan elects, in its sole discretion, to terminate a Loan other than a Term Loan; or (vii) termination of this Agreement. Termination of a Term Loan prior to its anticipated termination date by either Lender or Borrower may result in the terminating party having to pay the non-terminating party damages based on the cost of obtaining a replacement loan. In the event of Borrower’s failure to return the applicable Securities upon termination of a Loan, J.P. Morgan shall take the steps specified in Section 3.1 of this Agreement.

(e)

Lender shall not engage in any security lending activity with regard to Securities held in any Lending Account during the term of this Agreement, except for Loans made by J.P. Morgan as lending agent under this Agreement.

2.3	Borrowers

(a)

Securities may be lent to any Borrower listed in Schedule 2. Schedule 2 may be updated from time to time upon written notice by J.P. Morgan to add new Borrowers and to delete entities that have ceased to be potential Borrowers. If Lender notifies J.P. Morgan in writing within five business days from the date of any such notice that it objects to a potential Borrower, no Loans of Securities shall be made to such potential Borrower. If Lender does not so object within such five business day period, each potential Borrower notified to Lender by J.P. Morgan shall be deemed acceptable to Lender. Lender may at any time provide Instructions to J.P. Morgan to delete a Borrower from Schedule 2. Promptly following receipt of those Instructions J.P. Morgan will cease making Loans to that Borrower and promptly take the steps set forth in Section 2.2(d). Nothing in this Section 2 shall require J.P. Morgan to lend, or continue lending, to any Borrower set forth on Schedule 2.

(b)

J.P. Morgan may assume (unless its personnel directly responsible for the performance of the services under this Agreement have actual knowledge to the contrary) that any representations made by a Borrower in connection with any Loan are true, that no event which is or may become an Event of Default has occurred and that a Borrower has complied with its obligations under the applicable MSLA.

(c)	J.P. Morgan shall have no responsibility for the accuracy or completeness of any information supplied by any Borrower.

2.4	Receipt of Collateral; Collateral Substitution

For each Loan, J.P. Morgan or a Tri-party Institution shall receive and hold all Collateral required by the applicable MSLA in a Collateral Account. A given Loan may be collateralized by more than one type of Collateral. J.P. Morgan shall credit, or where applicable shall have a Tri-party Institution credit, all Collateral, Cash Collateral investments and proceeds to a Collateral Account and J.P. Morgan shall mark its books and records to identify Lender’s interest therein. In this regard, J.P. Morgan shall segregate assets held in each Collateral Account maintained from J.P. Morgan’s proprietary assets. J.P. Morgan shall accept substitutions of Collateral in accordance with the applicable MSLA or Tri-party Agreement, and shall credit, or where applicable shall have a Tri-party Institution credit, all such substitutions to a Collateral Account.

2.5	Mark to Market Procedures

(a)

J.P. Morgan shall require initial Collateral for a Loan in an amount determined by applying the then applicable Collateral Requirement to the Market Value of the Security that is the subject of the Loan.

(b)	If the Market Value of the Collateral held by J.P. Morgan on behalf of Lender for a Loan on any Business Day is less than the Collateral Requirement set forth on Appendix A to Schedule 3, J.P. Morgan shall demand on behalf of Lender that Borrower, deliver additional Collateral in accordance with the applicable MSLA. J.P. Morgan also may from time to time establish de minimis guidelines with respect to Collateral under which a demand for additional Collateral would not be made even where otherwise required under this Agreement, provided that the Market Value of Collateral then held with respect to such Loan is greater than or equal to 100% of the Market value of the Securities on Loan.

(c)	J.P. Morgan is authorized to return excess Collateral to the Borrower upon demand, in accordance with the terms of the applicable MSLA.

(d)

J.P. Morgan may increase the Collateral requirements set forth on Appendix A to Schedule 3 from to time to time based on general market conditions (including volatility of Securities on Loan and of Securities Collateral), the Market Value of Securities on Loan to a given Borrower, and in accordance with general market practice and regulatory requirements. J.P. Morgan shall promptly notify Lender of any material revisions to the Collateral Requirement and the foregoing procedures, and in no event will J.P. Morgan decrease any applicable Collateral Requirement without the consent of Lender.

2.6	Investment of Cash Collateral

(a)

J.P. Morgan is hereby authorized to invest and (subject to Section 2.6(c)) reinvest Cash Collateral in accordance with the investment guidelines annexed to this Agreement as Schedule 1 (the “Investment Guidelines”). Authorized Investments are not guaranteed by J.P. Morgan, and involve risk, including possible loss of principal. Lender assumes all risk of loss resulting from an Authorized Investment (other than Indemnified Repo as described in the Indemnified Repo Addendum attached to this Agreement). J.P. Morgan is authorized to buy or sell Cash Collateral investments through bulk trades in which its other customers participate. Cash Collateral and additions to Cash Collateral received after the market closes shall not be invested until the next Business Day.

(b)

J.P. Morgan may from time to time advance to Lender its share of accrued earnings from Cash Collateral. By the same token, except as may be expressly set forth in the Investment Guidelines, earnings received from Cash Collateral shall not be invested on behalf of Lender pending distribution under this Agreement (e.g., as Rebates to Borrowers and as lending income under Section 5.1 of this Agreement) and, therefore, no income on earnings received from Cash Collateral shall be paid thereon to Lender. J.P. Morgan anticipates earning interest on such earnings pending such distribution in an amount approximately equal to the fed funds rate in effect from time to time.

(c)

To the extent necessary to satisfy Lender’s obligation to return Cash Collateral to Borrower, J.P. Morgan may, in its discretion, liquidate any Cash Collateral investment and credit the net proceeds to the Lending Account.

(d)

If: (i) a loss is realized on a Cash Collateral investment (other than Indemnified Repo as described in the Indemnified Repo Addendum attached to this Agreement) or (ii) J.P. Morgan determines that a Cash Collateral investment either is unlikely to be redeemed in accordance with its terms (as in effect at the time such Cash Collateral investment was acquired) or will need to be sold at a loss in order to raise cash to return to a Borrower upon the present or future maturity of a Loan (other than Indemnified Repo as described in the Indemnified Repo Addendum attached to this Agreement) or (iii) J.P. Morgan otherwise reasonably requires the replenishment of Cash Collateral, J.P. Morgan may require that Lender transfer to it cash in an amount at least equal to the difference between the amortized cost and the fair market value of the applicable Cash Collateral investment (as determined by J.P. Morgan in its reasonable discretion). Lender shall promptly comply with any such request.

2.7	Distributions

(a)

J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on Securities on Loan. J.P. Morgan shall credit Lender’s cash account on the anticipated payment date with the amount of all cash Distributions (but for purposes of this Section 2.7(a), the term “cash Distributions” shall not include any principal payment, whether paid upon the maturity of any debt Security or prior to its maturity, which shall be paid in accordance with the terms of the Custody Agreement), net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) with respect to Securities on Loan over their record date that Lender would have received under the Custody Agreement had such Securities not been on Loan over record date. AutoCredit is limited to those Securities and/or markets as to which J.P. Morgan customarily offers an AutoCredit service. Upon request, J.P. Morgan shall provide Lender with a list of AutoCredit eligible markets. J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Lender that is reasonable in the circumstances. J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Lender shall promptly return any amount credited to Lender’s cash account upon written notification from J.P. Morgan that: (i) such amount has not been paid by the issuer or the paying agent of the Securities (as applicable) in the ordinary course of business or (ii) such amount was incorrectly credited. If Lender does not promptly return any amount upon such notification, J.P. Morgan shall be entitled, upon written notification to Lender identifying the amount, to reverse the applicable credit by debiting Lender’s cash account for the amount previously credited. When the AutoCredit service is not available, cash

Distributions, net of any taxes withheld by J.P. Morgan or any third party, will be credited only after actual receipt and reconciliation by J.P. Morgan.

(b)	The following procedures shall apply to Distributions which are not cash Distributions (“non-cash Distributions”):

(i)

Any non-cash Distribution which is in the nature of a stock split or a stock dividend shall at the option of J.P. Morgan: (A) be added to the existing Loan to which that Distribution relates as of the date that non-cash Distribution is payable and shall be subject to the provisions of this Agreement and the applicable MSLA; or (B) be delivered by Borrower to J.P. Morgan and J.P. Morgan shall credit that non-cash Distribution to the applicable Lending Account.

(ii)

Any non-cash Distribution which is in the nature of warrants or rights to purchase shares made with respect to any Securities on Loan shall be deemed to be a new Loan made by Lender to Borrower (and shall be considered to constitute Securities on Loan) as of the date that non-cash Distribution is payable and shall be subject to the provisions of this Agreement; provided that Lender may give J.P. Morgan Instructions, prior to the applicable Cut-off Time directing it to request that Borrower deliver that non-cash Distribution to J.P. Morgan under the applicable MSLA, in which case J.P. Morgan shall credit that non-cash Distribution to the applicable Lending Account. If Lender wishes to exercise any such warrants or rights while they are on Loan, Lender shall instruct J.P. Morgan prior to the applicable Cut-Off Time to direct the Borrower to deliver the applicable Security or other property to the applicable Lending Account in exchange for the price specified in the warrant or right.

(iii)

If Lender requests that J.P. Morgan instruct Borrower to deliver a non-cash Distribution on its payable date, and Borrower fails so to deliver the non-cash Distribution on such date and any reasonable and customary grace period has expired, J.P. Morgan shall at its option, but subject to Section 3.2(b) of this Agreement, credit such non-cash Distribution to the applicable Lending Account, or credit to Lender’s cash account an amount equivalent to the Market Value of such non-cash distribution as of the close of business on the day prior to the credit date. In addition, the assignment provisions and corresponding rights and obligations set forth in Article 3 shall apply.

2.8	Voting Rights; Dividend Reinvestment Plans

(a)	During the term of any Loan, J.P. Morgan shall permit the Securities on Loan to be transferred into the name of Borrower. Securities on Loan shall not ordinarily be available to Lender for voting while they are on loan on the applicable Record Date. Lender shall be entitled to vote proxies with respect to Securities that are eligible for Loan (but not actually on Loan) as of the applicable record date for those Securities, except in those markets where it is not practical or permissible to do so.

(b)

Lender acknowledges that it shall not be entitled to participate in any dividend reinvestment program with respect to Securities that are eligible for Loan (whether or not actually on Loan) as of the applicable record date for those Securities.

2.9	Sale of a Security on Loan

Lender shall advise J.P. Morgan (either in its capacity as lending agent hereunder or as Lender’s custodian) of the sale of Securities on Loan no later than the applicable Cut-off Time and Lender shall bear the risk of any Liabilities attributable to its failure to provide notice prior to the applicable Cut-off Time. J.P. Morgan shall promptly give the Borrower notice of termination of the applicable Loan (other than a Term Loan). If the Borrower fails to return any loaned Securities in a timely fashion, J.P. Morgan shall promptly take action as provided in Section 3.1 of this Agreement. Lender acknowledges, however, that in the case of a Borrower’s failure to return Securities where some, but not all, of the Securities being sold are subject to the applicable Loan, neither Borrower nor J.P. Morgan will be liable for any Liability associated with fails occurring in cases where partial settlement of the sale is not permitted or Lender or its agent has withheld any consent necessary for a partial settlement.

2.10	Recordkeeping; Access to J.P. Morgan’s Records

(a)

J.P. Morgan shall establish and maintain those records as are reasonably necessary to account for Loans that are made and the income derived from the Loans. Each party shall comply with reasonable requests of the other party for information necessary to the requester’s performance of its duties under this Agreement.

(b)

J.P. Morgan will allow Lender’s auditors and independent public accountants reasonable access to the records of J.P. Morgan relating to Loans and Collateral as may be required in connection with their examination of books and records pertaining to Lender’s affairs.

(c)	J.P. Morgan will, upon reasonable written notice, allow Lender reasonable access during normal working hours to the records of J.P. Morgan relating to the services provided under this Agreement.

(d)	J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of the access, and the scope of the records made available. Lender shall reimburse J.P. Morgan for the cost of copying, collating and researching archived information at J.P. Morgan’s regular hourly rate.

2.11	Statements of Account

J.P. Morgan shall provide Lender with periodic statements (as agreed by the parties from time to time) describing the Loans made, the investments made with Cash Collateral, and the income derived from Loans, during the period covered by the statement. All prices included in such statements shall either be based on amortized cost or be indicative fair market value as reported by third party vendors. Lender will review its statement of account and give J.P. Morgan written notice of any suspected error or omission within a reasonable time of the date of the relevant suspected error or omission.

2.12	Notifications

If Lender has agreed to access statements and information concerning the services provided under this Agreement through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Agreement, other than notifications described in Article 9 and Section 10.1, by posting it on the website.

2.13	Change Control

(a)

If either party wishes to propose any amendment or modification to, or variation of, the services under this Agreement (including the scope or details of the services) (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the party, specifying in as much detail as is reasonably practicable the nature of the Change. J.P. Morgan shall maintain a log of all Change Requests.

(b)

Promptly following the receipt of a Change Request the parties shall agree whether to implement the Change Request, whether the Fees should be modified in light of the change to the services under this Agreement, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

3.	OBLIGATIONS OF J.P. MORGAN IN THE CASE OF BORROWER DEFAULT

3.1	Default by Borrower with respect to Securities on Loan

If any Borrower fails to return any Securities on Loan when due under the applicable MSLA, J.P. Morgan will take action as appropriate in accordance with general market practice and J.P. Morgan’s reasonable judgment, including, but not necessarily limited to, claiming compensation from that Borrower on behalf of Lender in the event a trade executed by Lender fails on account of that Borrower’s failure to have returned Securities on Loan in a timely manner or, where J.P. Morgan deems it necessary, other action as may be permitted by the applicable MSLA (including but not limited to collecting any penalties or fines).

3.2	Indemnification of Lender in Respect of Securities

(a)

In addition to the actions described in Section 3.1 and after the expiration of any reasonable and customary grace period except in cases relating to the solvency of Borrower, if any Borrower with respect to any Loan effected under this Agreement fails to return any Securities on Loan when due under the applicable MSLA which is the date an Event of Default shall have occurred under the applicable MSLA (the “Return Date”), then J.P. Morgan shall, at its expense, but subject to Section 3.2(b) of this Agreement, deposit replacement Securities of the same issue, type, class and series to the applicable Lending Account, as soon as practicable but in any case within three Business Days following the Return Date. If J.P. Morgan is unable to obtain replacement Securities or to the extent odd lot purchases of replacement Securities would be required, J.P. Morgan shall, at its expense, but subject to Section 3.2(b) of this Agreement credit Lender’s cash account in Dollars with the Market Value of such Securities on Loan on the credit date.

(b)

Notwithstanding any other provision of this Section 3.2, J.P. Morgan’s obligation to credit Lender’s cash account with cash or the Lending Account with replacement Securities shall be reduced by an amount equal to the extent of any shortfall in the Collateral which is attributable to one or more of the following:

(i)	a decrease in the market value of Authorized Investments (other than Indemnified Repo as described in the Indemnified Repo Addendum attached to this Agreement);

(ii)

the act or omission or insolvency of any Securities Depository or Tri-party Institution, other than J.P. Morgan or any of its Affiliates in the case of insolvency of a Tri-Party Institution, provided however, that J.P. Morgan shall have met its standard of care describted in Section 7.1(a) hereto and complied with its obligations in the Tri-Party Agreement; or

(iii)

J.P. Morgan’s reliance on incorrect prices of the lent Securities or Collateral provided by a pricing vendor as described in Section 7.5 of this Agreement, provided, however, that J.P. Morgan shall have met its standard of care as described in Section 7.1(a) with respect to reviewing the reasonableness of any such price.

3.3	Application of Collateral/Assignment of Rights

(a)	In the case of an Event of Default, the Lender agrees that any Collateral and any proceeds of Collateral, Authorized Investments or Proceeds shall be applied as follows:

(i)	first, if J.P. Morgan has satisfied its obligations to Lender under Section 3.2, to reimburse J.P. Morgan for all amounts expended in complying with its obligations under Section 3.2,

(ii)

second, if J.P. Morgan has satisfied its obligations to Lender under Section 2.7, to reimburse J.P. Morgan for all amounts advanced by it under Section 2.7 or otherwise advanced by J.P. Morgan on behalf of the affected Borrower for which J.P. Morgan has not received a corresponding payment or been otherwise reimbursed, and

(iii)	third, to any other amounts owed by the affected Borrower to Lender under the applicable MSLA.

(b)

J.P. Morgan shall be subrogated to and Lender shall assign and be deemed to have assigned to J.P. Morgan, all of its rights in, to and against Borrower (and any guarantor of this Agreement) (i) in respect of such Loan to the extent of any payment or purchase made by J.P. Morgan under Sections 2.7 or 3.2 (or otherwise made to Lender by J.P. Morgan on behalf of the affected Borrower under the applicable MSLA), and (ii) subject to Lender’s rights under Subsection 3.3(a), any Collateral pledged by Borrower in respect of such Loan, and all proceeds of such Collateral, including any Collateral and proceeds remaining after the application process set forth in Subsection 3.3(a). If Lender receives or is credited with any payment, benefit or value from or on behalf of Borrower in respect of rights to which J.P. Morgan is subrogated as provided herein, Lender shall promptly remit or pay to J.P. Morgan the same (or its Dollar equivalent). Lender agrees that the express entitlement to subrogation contained in this Section shall be in addition and without prejudice to all and any equitable rights of subrogation which J.P. Morgan may have or acquire on making any payment or effecting any repurchase as a result of the occurrence of any event involving a Borrower as aforesaid.

4.	INSTRUCTIONS

4.1	Acting on Instructions; Method of Instruction and Unclear Instructions

(a)

Lender authorizes J.P. Morgan to accept and act upon any Instructions received by it without inquiry. Lender will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction.

(b)	Lender will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)

J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act on an Instruction if it does not receive clarification or confirmation reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

(d)	Unless otherwise expressly provided, all Instructions shall continue in full force and effect until cancelled or superseded.

4.2	Verification and Security Procedures

(a)

J.P. Morgan and Lender shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Either party may record any of their telephone communications.

4.3	Instructions; Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but J.P. Morgan will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Lender unless such notice is prohibited by Applicable Law.

4.4	Cut-Off Times

J.P. Morgan has established deadlines for receipt of Instructions (each a “Cut-off Time”). If J.P. Morgan receives an Instruction after its established Cut-off Time, J.P. Morgan will attempt to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after the day on which the Instruction is received. J.P. Morgan’s current Cut-off Times are set forth in Schedule 7 to this Agreement which may be updated from time to time written upon notice from J.P. Morgan.

4.5	Electronic Access

Access by Lender to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 8 and/or such web site.

5.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

5.1	Fees and Expenses

(a)

In connection with each Loan under this Agreement, Lender hereby authorizes J.P. Morgan to retain a fee in an amount equal to a percentage of the sum of (i) earnings derived from Cash collateral investments (as adjusted for any Rebate paid or received by J.P. Morgan) (ii) any fee, paid or payable by Borrower with respect to Loans (including any Loan Fee but excluding any compensation payable by Borrower under any Tri-party Agreement); and (iii) any charge or penalty payable by Borrower (net, however, of any corresponding charge or penalty payable by Lender as a result of the event that led to the charge or penalty being imposed on Borrower). Beginning on January 1 of each calendar year, such percentage shall be [    ]% until the aggregate earnings generated by Loans made by all Lenders party to this Agreement equals $[        ] since the date of this Agreement and, thereafter, shall be [    ]%. Gains and losses (other than losses arising from Indemnified Repo as described in the Indemnified Repo Addendum attached to this Agreement) on Cash collateral investments shall not be taken into account in calculating earnings for the purposes of J.P. Morgan’s fee. Earnings shall be subject to adjustment as necessary to correct variances and late items. J.P. Morgan may execute foreign exchange transactions in order to convert earnings received in other currencies into Lender’s base currency.

(b)

Subject to Section 9.1(b), J.P. Morgan may make reasonable amendments to the above fees at any time should either (i) Lender’s actual investment guidelines or portfolio differ significantly from the assumptions used to develop J.P. Morgan’s fee proposal, (ii) Lender imposes material restrictions on the lending of Securities under this Agreement or the classes of Collateral that can be received, (iii) Lender’s service requirements change, (iv) Lender’s use of any other products that were included in J.P. Morgan’s pricing proposal to the Lender is discontinued or modified in any respect material to J.P. Morgan’s pricing proposal, or (v) the volume of Loans is materially and adversely affected due to a change in Applicable Law.

(c)

J.P. Morgan may retain its share of earnings and fees under this Agreement and shall credit Lender monthly with Lender’s share of earnings and Loan Fees. J.P. Morgan may reverse a credit to Lender of earnings and Loans Fees upon oral or written notification that such amount was incorrectly credited.

(d)

Lender shall reimburse J.P. Morgan for its reasonable out-of-pocket or incidental expenses incurred directly as a result of providing the services under this Agreement. J.P. Morgan may apply these expenses and any other amounts owed by Lender under this Agreement against Lender’s cash account with J.P. Morgan and/or a Collateral Account.

(e)

Invoices (if any) will be payable within thirty (30) days of the date of the invoice. If Lender disputes an invoice it shall nevertheless pay, or allow J.P. Morgan to deduct, such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

5.2	Overdrafts

J.P. Morgan may, in its sole discretion, advance funds on behalf of Lender in order to pay to Borrowers any Rebates or to return to Borrowers Cash Collateral to which they are entitled under the applicable MSLA and deduct such advances from Lender’s cash account (even if an overdraft of the cash account results). If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Lender, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part will be asserted by Lender against J.P. Morgan for J.P. Morgan’s refusal to make advances to under this Agreement or to settle any transaction for which Lender does not have sufficient available funds in the applicable currency in its cash account.

5.3	J.P. Morgan’s Right Over Securities; Set-off

(a)

Without prejudice to J.P. Morgan’s rights under Applicable Law, until satisfaction of all Liabilities outstanding from time to time (whether actual or contingent) of Lender to J.P. Morgan [or any of its Affiliates], J.P. Morgan shall have, and Lender shall grant to J.P. Morgan a security interest in and a lien on the assets held in the Securities Accounts and Lender’s interest in the Collateral Account and any other property at any time held by J.P. Morgan for the benefit of Lender or in which Lender may have an interest which is then in J.P. Morgan’s possession or control or in the possession or control of any third party acting on J.P. Morgan’s behalf. J.P. Morgan shall be entitled without notice to Lender (but with notice as soon as reasonably practicable thereafter), to withhold delivery of such assets, sell or otherwise realize any of such assets and to apply the proceeds and any other monies credited to any cash account maintained by Lender with J.P. Morgan in satisfaction of such

Liabilities of Lender to J.P. Morgan. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)

Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any amount owing by Lender to J.P. Morgan or any of its Affiliates any amount in any currency (i) standing to the credit of any of Lender’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan, or (ii) owed to the Lender by any J.P. Morgan branch or office or by any Affiliate of J.P. Morgan. For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

6.	ADDITIONAL PROVISIONS RELATING TO THE PARTIES

6.1	Representations of Lender and J.P. Morgan

(a)

Lender represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to enter into and perform its obligations under this Agreement, and to incur overdrafts as contemplated by this Agreement, and grant a lien over assets as contemplated by Section 5.3; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is Lender’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (v) the execution, delivery, and performance by it of this Agreement shall at all times comply with Applicable Law, (vi) it is lending Securities as principal and, unless Lender has notified J.P. Morgan that it is limiting or suspending lending authority for such Securities in accordance with Section 2.2(a), shall not transfer, assign or encumber its interest in, or rights with respect to, any Securities available for Loan under this Agreement, except for rights granted to J.P. Morgan under the Custody Agreement; (vii) it is the beneficial owner of all Securities or otherwise has the right to lend Securities; (viii) it is entitled to receive all Distributions on Securities eligible for lending under this Agreement, (ix) the representations and warranties to be given by J.P. Morgan on Lender’s behalf as set out in the MSLAs attached as Appendices 6A and 6B are true and will continue to be true at all times until termination of J.P. Morgan’s authority to act as Lender’s agent as provided in this Agreement. Lender shall promptly identify to J.P. Morgan by notice, which notice may be oral, any Securities that are no longer subject to the foregoing representations and if any representations and warranties as are set out in the MSLA attached as Appendices 6A and 6B cease to be true at any time; and (x) no approved Borrower is an (A) “affiliated person” of the Lender as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended (the “1940 Act”), (B) a “promoter” of the Lender as defined in Section 2(a)(30) of the 1940 Act, (C) the “principal underwriter” of the Lender as defined in Section 2(a)(29) of the 1940 Act, or (D) an affiliated person of any such person.

J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Agreement and Lender shall indemnify J.P. Morgan against all Liabilities arising directly or indirectly from any such certifications.

(b)

J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by Lender, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, and (iii) the execution, delivery and performance by it of this Agreement shall at all times comply with all laws and regulations applicable to it.

6.2	Lender to Provide Certain Information to J.P. Morgan

Upon request, Lender will promptly provide to J.P. Morgan such information about itself and its financial status as J.P. Morgan may reasonably request, including Lender’s organizational documents and its current audited and unaudited financial statements.

7.	WHEN J.P.MORGAN IS LIABLE TO LENDER

7.1	Standard of Care; Liability

(a)

J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)

J.P. Morgan will only be liable for Lender’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Agreement, or as a result of its indemnification obligations under Section 3.2 or the Indemnified Repo Addendum attached to this Agreement. Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as lending agent.

(c)

Lender will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of J.P. Morgan’s performance under this Agreement (including without limitation any action taken or omitted by J.P. Morgan in connection with enforcing Lender’s rights under the applicable MSLA, but excluding J.P. Morgan’s performance under Section 3.2 or the Indemnified Repo Addendum attached to this Agreement), provided the J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question.

(d)

Lender agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to question Instructions or make any suggestions to Lender or an Authorized Person regarding such Instructions.

(e)

J.P. Morgan may refrain from bringing any legal action or proceeding arising out of or in connection with any Loan until it shall have received such security as it may require for all costs, expenses (including legal fees) and Liabilities which it shall or may expend or incur in relation to that Loan.

(f)

Subject to subsection 7.1(a) and J.P. Morgan’s express obligations under Section 3.2 or the Indemnified Repo Addendum attached to this Agreement, J.P. Morgan shall not be liable for any Liabilities arising out of the failure of any Borrower to fulfill the terms of any Loan or MSLA.

7.2	Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its securities lending business that it determines from time to time meet reasonable commercial standards. J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Lender may suffer or incur, caused by an act of God, fire, flood, civil disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of J.P. Morgan or its employees), malfunction of equipment or software (except where such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), currency re-denominations, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain external communications or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

7.3	J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Lender), and will not be liable to Lender under this Agreement for any action reasonably taken or omitted in accordance with such advice.

7.4	J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

Conflicts of interest may arise whenever J.P. Morgan has an actual or perceived economic or other incentive as securities lending agent to act in a way that benefits J.P. Morgan. Conflicts may result, for example (to the extent the following activities are permitted in Lender’s account(s) when: (1) J.P. Morgan enters into loans or repurchase agreement transactions where an Affiliate is the counterparty; (2) J.P. Morgan invests in a investment product, such as mutual fund, managed by J.P. Morgan or an Affiliate; (3) a J.P. Morgan entity obtains services, including trade execution and trade clearing, from an Affiliate such as J.P. Morgan Securities LLC or J.P. Morgan Clearing Corp; (4) J.P. Morgan receives payment as a result of purchasing an investment product for a client’s account; or (5) J.P. Morgan receives payment for providing services (including shareholder servicing, recordkeeping or custody) with respect to investment products purchased or held as collateral for a client’s portfolio. Other conflicts may result because of relationships that J.P. Morgan has with other clients or when J.P. Morgan acts for its own account.

Lender hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that J.P. Morgan or an Affiliate may have a potential conflict of duty or interest in a transaction. In addition to the potential conflicts described above, this includes the fact that J.P. Morgan may: (a) in its individual capacity or acting in a fiduciary capacity for other accounts, have transactions with the same institutions to which J.P. Morgan may be lending Securities, or in which J.P. Morgan may invest Cash Collateral, under this Agreement; (b) use EquiLend, a securities lending platform in which J.P. Morgan has an equity interest (and therefore a financial interest in its success), to transact certain Loans with Borrowers that are EquiLend participants (it being understood that EquiLend will neither act as principal in, nor guarantee, any such Loan); (c) when making Authorized Investments as agent for Lender, enter into repurchase agreements under which collateral posted by the repurchase agreement seller is held by J.P. Morgan, as custodian for such seller; (d) act as custodian for certain Borrowers, and hold Collateral in the form of Securities posted for Loans by such Borrower; and (e) act as a counterparty in currency exchange transactions. J.P. Morgan or its Affiliates may earn fees and profits from any of the above-listed activities. Lender acknowledges that such fees are separate from, and in addition to, the fees that J.P. Morgan earns under this Agreement and Lender hereby consents to the receipt by J.P. Morgan or its Affiliates of such fees. In connection with the foregoing, J.P. Morgan shall not be bound to: (i) account to Lender for any fee or other sum received or profit made by J.P. Morgan for its own account or the account of any other person or (ii) disclose any information concerning the specifics of any given transaction or arrangement listed above; provided that, as respects (i) above, J.P. Morgan shall, upon request, promptly inform Lender of the relevant facts as the same relate to J.P. Morgan’s fees as securities lending agent for Lender hereunder.

7.5	Responsibility for Certain Third Parties

(a)

Subject to 7.1 above, J.P. Morgan may use third party delivery services and providers of information regarding matters such as pricing, and credit ratings. Although J.P. Morgan will use reasonable care in the selection and retention of such third party providers, it will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(b)

Notwithstanding anything contained in the Custody Agreement relating to J.P. Morgan’s liability for Subcustodians, J.P. Morgan shall have no obligation under this Agreement for any Liabilities relating to custody and safekeeping which are sustained or incurred by Lender by reason of any action or inaction by any Securities Depository or a Tri-party Institution or their respective agents, assigns, successors or nominees. If Lender is damaged by the failure of a Securities Depository or a Tri-party Institution to properly fulfill its obligations with respect to Collateral or Securities, J.P. Morgan shall provide reasonable cooperation with respect to any claim that Lender may choose to assert against the Securities Depository or Tri-party Institution in the matter.

7.6	Service Locations

J.P. Morgan maintains various operational/service centers and locations in the United States and foreign jurisdictions. The services provided under this Agreement may be provided from one or more such locations. J.P. Morgan may change the operational/service centers and locations as it deems necessary or appropriate for its business concerns.

8.	TAXATION

8.1	Tax Filings

Lender shall be responsible for all filings, tax returns and reports on any Loans undertaken by J.P. Morgan on Lender’s behalf which are to be made to any authority whether governmental or otherwise and for the payment of all unpaid calls, taxes (including, without limitation, any value added tax), imposts, levies or duties due on any principal or interest, or any other liability or payment arising out of or in connection with any Securities or any Collateral, and insofar as J.P. Morgan is under any obligation (whether of a governmental nature or otherwise) to pay the same on Lender’s behalf, J.P.

Morgan may do so out of any monies or assets held by it under the terms of the Custody Agreement or this Agreement.

8.2	Tax Treatment

Lender acknowledges that: (i) the tax treatment of the payments made by a Borrower to Lender in lieu of Distributions (including, by way of illustration and not of limitation, with respect to any dividends received deduction and amounts paid by the depositary on American Depositary Receipts and Global Depositary Receipts) may differ from the tax treatment of the Distribution to which such payments relate; and (ii) it has made its own determination as to the tax treatment of any Loan made under this Agreement, of any in lieu of payments made by a Borrower and of any remuneration and any other amounts that may be received by it under this Agreement.

9.	TERMINATION

9.1	Term and Termination

(a)

The initial term of this Agreement shall be for a period of one (1) year beginning on the date hereof, and unless this Agreement is terminated by notice from one party to the other at least thirty (30) days prior to the end of the then current one year term, the term of this Agreement shall extend automatically for additional, successive one year time periods, in each case with such new one year term beginning on the day after the last day of the prior one year time period. Following the initial one year term, either party may also terminate this Agreement at any time on sixty (60) days’ written notice to the other.

(b)	Notwithstanding Section 9.1(a):

(i)

Either party may terminate this Agreement immediately on written notice to the other party if a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)

Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(iii)

J.P. Morgan may terminate this Agreement on sixty (60) days’ written notice to Lender if J.P. Morgan reasonably determines that Lender has ceased to satisfy J.P. Morgan’s customary credit requirements;

(iv)	Lender may terminate this Agreement on ten (10) days’ written notice to J.P. Morgan if J.P. Morgan exercises its right to amend the fees payable to it hereunder pursuant to Section 5.1(b); and

(v)	Lender may terminate this Agreement on thirty (30) days’ written notice to J.P. Morgan if Lender’s Board of Trustees of Lender determines that Lender should cease making Loans.

(c)	Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.2	Exit Procedure

Following the delivery of the notice of termination, the parties shall cooperate in the termination of Loans and the disposition of investments of Cash Collateral in a manner to minimize the risk to the parties.

10.	MISCELLANEOUS

10.1	Notifications

Notices under Article 9 of this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement (and, in the case of notices to Lender, to the attention of its investment adviser, AXA Equitable Funds Management Group), unless notice of a new address is given to the other party in writing. Notice under Article 9 will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign nor otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

10.3	Interpretation

Headings are for convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement

This Agreement, including any Schedules, Exhibits, Annexes and Appendices, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to securities lending, whether oral or written. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10.5	Insurance

Lender acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Lender. J.P. Morgan will, however, provide summary information regarding of its own general insurance coverage to Lender upon written request.

10.6	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Lender may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Lender shall not claim, and it hereby irrevocably waives, such immunity.

10.7	Severability; Waiver; and Survival

(a)

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)

Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.8	Confidentiality

(a)

Subject to Clause 10.8(b), J.P. Morgan agrees (i) to hold all Confidential Information in strict confidence, (ii) not to provide Confidential Information, directly or indirectly, to any person other than as set forth in paragraph (b) and (iii) use the Confidential Information only for the purposes described herein.

(b)	Lender authorizes J.P. Morgan to disclose Confidential Information:

(i)

to its Affiliates and branches and any subcontractor, agent, Securities Depository, securities exchange, Tri-party Institution, Borrower, broker, third party agent, proxy solicitor, issuer, and, on an anonymous basis, industry benchmarking/analytics service providers or any other person, in each such case where J.P. Morgan believes such disclosure is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii)	to its professional advisors, auditors or public accountants;

(iii)	to any revenue authority or any governmental entity in relation to the processing of any tax relief claim; or

(iv)

as required by law, regulation or order or requested by any governmental or regulatory body or authority or to defend or prosecute a claim brought against or by J.P. Morgan or any of its representatives. In the event that J.P. Morgan or any of its representatives is so requested or required by law, regulation or order to disclose any of the Confidential Information, J.P. Morgan shall make reasonable efforts to provide Lender with prompt written notice, unless notice is prohibited by law, regulation or order, of any such request or requirement so that Lender may seek a protective order or other appropriate remedy; provided, however, that J.P. Morgan shall not be required to notify Lender regarding any disclosure of any Confidential Information to a regulatory body or authority having jurisdiction over J.P. Morgan or its affiliates in the course of such regulator’s examination or inspection.

(c)

Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence.

(d)

Upon Lender’s written request, all copies of the Confidential Information will either be destroyed or promptly returned to the Client. That portion of the Notwithstanding the foregoing, J.P. Morgan and any of its representatives may maintain copies of the Confidential Information, subject to the terms of this Agreement, as required by law or regulations or document retention policies applicable to J.P. Morgan or such representatives.

(e)	The confidentiality obligation of each party will survive for one year after the termination of this Agreement.

10.9	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.10	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

[signature page follows]

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Each Lender severally and not jointly:	JPMORGAN CHASE BANK, N.A.

EQ ADVISORS TRUST 1290 FUNDS

on behalf of each of their series listed on Annex A

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Securities Lending Agreement

ANNEX A

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 1

JPMorgan Chase Bank, N.A.

Securities Lending Investment Guidelines (Non-ERISA)

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 2

JPMorgan Chase Bank, N.A.

Securities Lending Approved Borrowers

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 3

JPMorgan Chase

Securities Lending - Eligible Collateral

Appendix A

Collateral Requirements

I.	Collateral Requirement

The following Collateral Requirements shall apply to Loans as indicated, subject however, to the market conventions listed in Section II below:

Type of Loan	Minimum Collateral Requirement
Dollar denominated Securities secured by Dollar denominated government Securities[1] or Cash Collateral	102%
Dollar denominated Securities secured by non-Dollar denominated government Securities or Cash Collateral	105%
Non-Dollar denominated Securities secured by government Securities or Cash Collateral in the same denomination as the lent Securities	102%
Non-Dollar denominated Securities secured by government Securities or Cash Collateral in a different denomination from the lent Securities	105%
Dollar and Non-Dollar denominated Securities secured by equity Securities Collateral[2]	105%

J.P. Morgan may from time to time establish de minimis guidelines under which additional Collateral will not be demanded on a Loan where the Market Value of Collateral then held with respect to such Loan is greater than or equal to 100% of the Market Value of the lent Securities.

1 Government Securities Collateral forms are listed above in this Eligible Collateral Schedule.

2 Equity Securities Collateral forms are listed above in this Eligible Collateral Schedule

When additional Collateral is demanded, the aggregate of the additional Collateral demanded, together with the Collateral then held by J.P. Morgan on behalf of Lender for a Loan, shall have a Market Value not less than the applicable Collateral Requirement

Any Collateral received by J.P. Morgan with respect to a Loan in excess of the Collateral Requirement for such Loan may be held by J.P. Morgan as Collateral security for all Loans made to a Borrower at any time without being allocated to any one Loan or, in the sole discretion of J.P. Morgan, may be allocated or reallocated, at any time to any Loan or Loans to such Borrower then outstanding.

II.	Market Conventions

With respect to Securities such as U.S. Treasury strips and bills, where the market functions so as to not allow for the sale of such Securities at greater than par, the Collateral Requirement shall equal the lesser of 100% of the par value of the Security or 102% of its Market Value.

The Collateral Requirement for that portion of the Market Value of a lent US corporate debt security that comprises accrued but unpaid interest shall be 100% rather than the amount set forth the in the table above.

With respect to Loans of fixed income Securities settled outside of the United States, demands for additional collateral can settle up to two Business Days after the Business Day on which the demand was made.

Loans are designated as pending returns when Borrowers notify J.P. Morgan of their intent to return the lent Securities on a Business Day. Pending returns of Loans collateralized by Cash may not be marked for up to seven Business Days without Lender’s consent, provided that the Market Value of all Collateral held for all Loans to such Borrower exceeds the Market Value of all Securities lent to such Borrower on each Business Day.

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 4

JPMorgan Chase Bank, N.A.

Securities Lending – Limitations on Securities Available for Loan, Lending Accounts and Markets

Limitations on Securities Available for Loan

The following limitations shall apply to J.P. Morgan’s authority to lend Securities held in the Lending Accounts:

1. At the time of any Loan, the aggregate Market Value of Lender’s Securities on Loan after taking such Loan into account shall not exceed 30% of the aggregate Market Value of Lender’s total assets, including collateral for Loans.

2. No more than 90% of any Security held by Lender may be on loan at any time.

3. At the initiation of any Loan, the minimum demand spread must be Fed Open minus 25 basis points. For purposes of this provision, “Fed Open” shall mean, on the date of the initiation of the Loan, the opening price posted on Bloomberg screen “ICAP, FEDSOPEN <Index> Go”.

Lending Accounts

Lending Account Name	Lending Account Number

Eligible Markets

J.P. Morgan may lend Securities in the following markets:

Number	Lending Markets	Lender Approves (Check All That Apply)	Additional Market Requirements

Lender acknowledges that this Schedule 4 to the Securities Lending Agreement dated                                  is effective as of the date specified below and that the relevant Addenda within this Schedule shall apply.

Each Lender severally and not jointly:

EQ ADVISORS TRUST

1290 FUNDS

on behalf of each series listed on Annex A

By:
Name:
Title:
Date:

ADDENDA to Schedule 4

I.	Australia

(a)

With regards to any Institutional Share Offering (“ISO”) offered by an Australian issuer to Lender, Lender shall be solely responsible for informing J.P. Morgan that Lender has (a) been invited to participate in such ISO and (b) intends to, or otherwise, exercise any rights in relation to Securities on Loan.

(b)	Lender hereby acknowledges that due to the nature of an ISO, J.P. Morgan will be unaware of such ISO arising and will therefore rely solely on Lender’s notification provided in (a) above.

(c)	Subject to Clause 4 hereof (Instructions), Lender must provide election Instructions to J.P. Morgan:

(i)	prior to market expiry where the timing of the ISO announcement makes it reasonably practicable to permit election Instructions to be given prior to such market expiry; and

(ii)	in all other cases, prior to the applicable Cut-Off Time.

Such election Instructions must specify whether Lender wishes to (i) take up the ISO; (ii) lapse the ISO; or (iii) lapse and take up any available cashbook build. Upon receipt, J.P. Morgan shall use reasonable endeavours to forward such election Instructions to Borrower.

(d)	J.P. Morgan shall not be liable to Lender in the event that:

(i)	Lender does not provide to J.P. Morgan any election Instructions; or

(ii)

Lender fails to provide J.P. Morgan with timely election Instructions with respect to such an ISO, and J.P. Morgan in its sole discretion does not take any action in relation to such election Instructions; or

(iii)	election Instructions were received by Borrower after market expiry of the ISO and Borrower is unable to accept such election Instructions .

II.	Greece

Lender represents and warrants that it does not have a “secondary establishment” in Greece that may be subject to insolvency proceedings in Greece.

III.	Hungary, Japan, Mexico, Singapore

To the extent that Lender has approved in this Schedule that the following jurisdictions are eligible markets, Lender represents and warrants that it does not have a “permanent establishment”:

➢            Hungary

➢            Japan

➢             Mexico

➢             Singapore

IV.	Turkey

Lender represents and warrants that all:

(i)	Turkish equities in the Lending Account were purchased after 1st January, 2006 and are not subject to the “Non Resident Investment Fund” regime; and

(ii)	Turkish bonds in the Lending Account were issued after 1st January, 2006,

and can be made available for lending under Applicable Law.

Lender shall promptly identify to J.P. Morgan by notice, which notice may be oral, if the above representation and warranty ceases to be true. Upon such notice, J.P. Morgan shall restrict the lending of the relevant Turkish Securities to Borrowers. In the event Lender fails to promptly notify J.P. Morgan that the above representation and warranty ceases to be true, J.P. Morgan shall not be liable for any Liabilities of Lender arising as a result of continued lending of such Turkish Securities.

V.	France

Lender acknowledges and accepts that when lending Securities issued by French issuers (“French Securities”), any additional tax credits (including, but not limited to, Credit d’Impot) that may be due to the holder of such French Securities had they not been on Loan over record date, will not form part of the manufactured Income (as defined in the applicable MSLA) that is collected from a Borrower on behalf of the Lender.

VI.	Thailand

When lending Securities issued by Thai issuers (“Thai Securities”) Lender acknowledges and consents that the amount of all cash Distributions (as defined in Clause 2.7 (a) above) payable to Lender with regard to Thai Securities on Loan may be credited to Lender’s cash account in Dollars on the payable date of such cash Distributions. The amount of the cash Distributions will be converted into Dollars using the foreign exchange rate agreed with the Borrower and based on the reference rate provided by J.P. Morgan’s local subcustodian.

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 5

JPMorgan Chase Bank, N.A.

Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

Signed for and on behalf of Lender by:

Signature:

Name:

Position:

    * i.e. writing, telephone or facsimile

    ** ** “All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 6A

JPMorgan Chase Bank, N.A.

Form of Master Securities Lending Agreement (US Borrowers)

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 6B

JPMorgan Chase Bank, N.A.

Form of Master Securities Lending Agreement (non-US Borrowers)

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 7

JPMorgan Chase Bank, N.A.

Securities Lending - Cut-Off Times

Type of Instruction	Cut-off Time
Delivery of manufactured non-cash Distributions to J.P. Morgan	10 Business Days prior to the date the non-cash Distribution is payable
Sale of Securities on Loan	No later than 18:00 local time on trade date in the market of settlement unless otherwise specified in this Schedule or separately
Sale of Turkish Securities on Loan	No later than 14:30 local time on trade date
Sale of any Securities on Loan settled through the Federal Reserve Bank of New York	No later than 09:00 EST on settlement date
ISO election	Market expiry date of ISO + 1

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

SCHEDULE 8

JPMorgan Chase Bank, N.A.

Securities Lending - Electronic Access

1.

J.P. Morgan shall permit Lender and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”). J.P. Morgan reserves the right to modify this Schedule 9 and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to Lender. J.P. Morgan shall endeavor to give Lender reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to Lender if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.

In consideration of the fees paid by Lender to J.P. Morgan and subject to any applicable Software License Addendum in relation to J.P. Morgan owned or sublicensed Software provided for a particular Application, J.P. Morgan grants to Lender and, where applicable, its Authorized Persons on the terms of this Schedule 9 a non-exclusive license to use the Products and the information and data made available to Lender through the Products (the “Data”) for the sole use of Lender. Lender may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.

The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”). If and to the extent that there is a conflict between the Product Terms and this Schedule 8, the provisions of this Schedule 8 shall prevail.

4.

Lender acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and Lender hereby expressly assumes such risks. Lender shall make its own independent assessment of the adequacy of the internet and of the security procedures made available by J.P. Morgan. Lender acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Lender, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages. All such software must be interoperable with J.P. Morgan’s software. Each of Lender and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.	In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for the Customer or its Authorised Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan. Provided that J.P. Morgan reasonably provides such other means, J.P. Morgan shall not be liable for any Liabilities arising out of the inability to instruct or communicate using the J.P. Morgan’s web site in the absence of the J.P. Morgan’s gross negligence or wilful misconduct..
6.

Lender shall use (and procure that its affiliates, Authorized Persons, and other agents will use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and data from the threat of computer viruses and other similar destructive software elements (“Viruses”) and to minimize the risk of transmission of Viruses between the parties

7.

Lender shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time. Lender further represents and warrants to J.P. Morgan that Lender shall not access the service from any jurisdiction which J.P. Morgan informs Lender or where Lender has actual knowledge that the service is not authorized for use due to local regulations or laws.

8.	Lender shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 8.

Securities Lending Agreement

EACH OF THE AXA FUND LENDERS

LISTED ON ANNEX A HERETO

EXHIBIT 1

JPMorgan Chase Bank, N.A.

Securities Lending – Products

Internet browser based applications:

Name of Application	Description
JPMorgan ACCESS Dashboard

Provides Customer with a convenient overview of their securities related business activity, allowing Customer to view key data elements from lower-level business applications in various formats - numeric, text, graph, and tables. Customer also has ability to drill down from the high level summary information directly to detailed reports and other data residing within lower level applications.

Views Portfolio Reporting	Provides Customer portfolio reporting on an intra-day, close-of-business or historical basis. Customers may choose from standard board-room quality reports, or create and save customized reports to satisfy their unique reporting requirements.

INDEMNIFIED REPO ADDENDUM TO SECURITIES LENDING AGREEMENT

This is an Addendum dated                      to that Securities Lending Agreement (“Agreement”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”), and each investment company listed on Annex A to the Agreement, acting solely on behalf of each of its series that are so listed or, in the case of any such investment company for which no series are so listed, acting on its own behalf, severally and not jointly (each such investment company or series, as applicable, a “Lender”) (“Addendum”).

Capitalized terms in this Addendum that are not defined herein have the meaning set forth in the Agreement, or if not defined therein, the Master Repurchase Agreement.

Whereas, Repurchase Agreements are an Authorized Investment pursuant to the Agreement.

Whereas, Lender agrees to enter into Repurchase Agreement Transactions.

Whereas, J.P. Morgan agrees to indemnify Lender for the Repurchase Agreement Transactions pursuant to the terms of this Addendum and the Agreement.

1. DEFINITIONS

a)	For the purposes of this Addendum, the following terms shall have the following meanings:

“Market Value” has the meaning set forth in the Master Repurchase Agreement.

“Master Repurchase Agreement” means a master repurchase agreement between J.P. Morgan and a Permitted Counterparty, under which J.P. Morgan acts as agent in connection with Repurchase Agreement Transactions between the Lender, as repo buyer, and the Permitted Counterparty, as repo seller.

“Permitted Counterparty” means a repo seller approved by J.P. Morgan and Lender from time to time.

“Purchased Securities” has the meaning set forth in the Master Repurchase Agreement and shall be limited to the securities permitted by the Investment Guidelines and this Addendum.

“Repo Event of Default” means the events of default set forth in the Master Repurchase Agreement.

“Repurchase Agreement” means a Transaction subject to the Master Repurchase Agreement, including the without limitation, the repurchase price and the price differential paid thereon.

“Transaction” means each individual investment of Cash Collateral by the Lender in a Repurchase Agreement with the Permitted Counterparty.

2. OBLIGATIONS OF J.P. MORGAN IN THE CASE OF PERMITTED COUNTERPARTY DEFAULT

a)

If the Permitted Counterparty fails to repurchase Purchased Securities in any Transaction pursuant to a Repo Event of Default under to the terms of the Master Repurchase Agreement, J.P. Morgan shall take action as appropriate in accordance with the terms of the Master Repurchase Agreement, general market practice and J. P. Morgan’s reasonable judgment.

b)

(i) In addition to the actions described in section 2(a) and after the expiration of any reasonable and customary grace period, if any, if the Permitted Counterparty with respect to any Transaction effected under the Repurchase Agreement fails to repurchase Purchased Securities on the Repurchase Date or if any other Repo Event of Default under the Master Repurchase Agreement applicable to the Permitted Counterparty shall have occurred and be continuing under the Master Repurchase Agreement, then J.P. Morgan shall, at its expense, but subject to this Addendum, deposit the difference between the Repurchase Price and the Market Value of the Purchased Securities on the date of the Repo Event of Default into the Lender’s cash account, as soon as practicable.

(ii) Notwithstanding any other provision of this Section 2(b), the obligation to credit the Lender’s cash account with the difference between the Repurchase Price and the Market Value of the Purchased Securities on the date of the Repo Event of Default shall be reduced by an amount equal to the extent of any shortfall in the value of the Purchased Securities which is attributable to one or more of the following:

(x)

the act or omission or insolvency of any Securities Depository or Tri-party Institution, other than J.P. Morgan or any of its Affiliates in the case of insolvency of a Tri-party Institution; provided however, that J.P. Morgan shall have met its standard of care as described in Section 7.1(a) of the Agreement and complied with its obligations in the Tri-party Agreement; or

(y)

J.P. Morgan reliance on incorrect prices of the Purchased Securities provided by a pricing vendor, provided, however, that J.P. Morgan shall have met its standard of care as described in Section 7.1(a) of the Agreement with respect to reviewing the reasonableness of any such price.

c)	Application of Collateral/Assignment of Rights

(i)

In the case of a Repo Event of Default, any Purchased Securities and any proceeds of Purchased Securities shall be applied as follows: first to reimburse J.P. Morgan for any and all amounts expended in complying with its obligations under section 2(b), second to any other amounts owed by the Permitted Counterparty to Lender under the Master Repurchase Agreement.

(ii)

J.P. Morgan shall be subrogated to, and Lender shall assign and be deemed to have assigned to J.P. Morgan, all of its rights in, to and against the Permitted Counterparty (and the guarantor, if any, of the Master Repurchase Agreement) (i) in respect of such Master Repurchase Agreement to the extent of any payment or purchase made by J.P. Morgan under section 2(b) (or otherwise made to Lender by J.P. Morgan on behalf of the affected Permitted Counterparty under the Master Repurchase Agreement), and (ii) subject to Lender’s rights under section 2(b), any Purchased Securities provided by Permitted Counterparty in respect of such Transaction, and all proceeds of such Transactions, including any Purchased Securities and proceeds remaining after the application process set forth in section 2(c). If Lender receives or is credited with any payment, benefit or value from or on behalf of Permitted Counterparty in respect of rights to which J.P. Morgan is subrogated as provided herein, Lender shall promptly remit or pay to J.P. Morgan the same (or its Dollar equivalent).

3. EFFECT OF THIS ADDENDUM

Except as expressly stated by this Addendum, the Agreement shall remain in full force and effect in accordance with its terms. All references to the Agreement in the Addendum or any other document executed or delivered in connection therewith shall, from and after the effective date of this Addendum, be deemed to be references to the Agreement, as amended hereby, unless the context expressly requires otherwise. This Addendum may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

4. GOVERNING LAW

This Addendum shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to its principles of conflict of laws (except that the foregoing shall not reduce any statutory right to choose New York law or forum).

Each Lender severally and not jointly:	JPMORGAN CHASE BANK, N.A.

EQ ADVISORS TRUST 1290 FUNDS

on behalf of each series listed on Annex A

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Schedule A

Purchased Securities Deemed Acceptable to J.P. Morgan and the Lender

Item numbers below correspond to items listed in Appendix A-USD (Reverse Repurchase Agreement Collateral Categories) of the Investment Guidelines:

1. U.S. Treasury Securities;

2. GNMA Mortgage Backed Securities (MBS);

3. U.S. Government Sponsored Securities or Obligations; and

4. U.S. Government Sponsored MBS and Structured Credit Securities, including CMOs & REMICs, issued by SPVS, conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises; provided, however, that each such asset specified in this item shall constitute a debt obligation issued or guaranteed (as to the payment of interest and the repayment of principal) by the U.S. government or any of its agencies or instrumentalities.

Please see Appendix A-USD (Reverse Repurchase Agreement Collateral Categories) of the Investment Guidelines for additional details and definitions regarding the above.